EXHIBIT 10.4
OPTION AGREEMENT
This OPTION AGREEMENT, dated as of March 14, 2019 (this "Agreement"), is made by and between Cadiz Inc., a Delaware corporation ("Cadiz"), and Elkhorn Partners Limited Partnership, (the "Noteholder").
WHEREAS, Cadiz is party to that certain Indenture, dated as of December 10, 2015 (the "Indenture"; capitalized terms not otherwise defined herein shall have meanings ascribed to them in the Indenture), between Cadiz, as issuer, and U.S. Bank National Association, as trustee (the "Trustee"), pursuant to which Cadiz issued certain 7.00% Convertible Senior Notes due 2020 ("Convertible Notes");
WHEREAS, the Noteholder has acquired Convertible Notes under the Indenture in the aggregate original principal amount of $901,000 (such Convertible Notes acquired by the Noteholder, the "Notes");
WHEREAS, the current Maturity Date of the Convertible Notes is March 5, 2020; and
WHEREAS, Cadiz has requested, and the Noteholder desires, that an option be provided for Cadiz to extend the Maturity Date of the Notes to September 5, 2021;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions herein, the Noteholder and Cadiz hereby agree as follows:
1. Grant of Option; Term; Consent to Amendment.
(a) Subject to the terms and conditions herein, the Noteholder hereby grants to Cadiz an option (the "Option"), exercisable in Cadiz's sole discretion, to extend the Maturity Date of the Notes to September 5, 2021, such that upon Cadiz's exercise of the Option, the term "Maturity Date", as defined in the Indenture and the Notes, shall mean September 5, 2021.
(b) The Option is exercisable by Cadiz's delivery to the Noteholder of an Exercise Notice (as defined below in Section 2) at any time from the date of this Agreement until 5:00 p.m. Eastern Time on December 5, 2019 (the "Exercise Period").
(c) In consideration of the Option granted hereunder, Cadiz agrees, at its expense, to prepare, execute and deliver any and all documents and obtain any and all consents, including any documents and consents to be executed and provided by the Trustee, and take such further action necessary and appropriate to document and effectuate the extension of the Maturity Date contemplated by the exercise of Option.
(d) The Noteholder hereby agrees and consents to the Amendment effective upon the exercise of the Option, and the Noteholder's execution of this Agreement shall constitute the Noteholder's consent pursuant to Section 9.02 of the Indenture.

2. Exercise Procedure. Cadiz may exercise the Option, with respect to any or all the Notes, at any time during the Exercise Period, by delivering to the Noteholder a written notice duly signed by Cadiz indicating that Cadiz is exercising the Option (the "Exercise Notice").
3. Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent and affirmatively confirmed as received, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 3. If notice is given to the Noteholder, a copy shall also be sent to Elkhorn Partners Limited Partnership and if notice is given to Cadiz, a copy shall also be given to Greenberg Traurig, LLP, 1840 Century Park East, Suite 1900, Los Angeles, CA 90067, attention: Kevin Friedmann, Esq., telephone: (310) 586-7747, e-mail: friedmannk@gtlaw.com.

4. Binding; Assignment.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
5. Dispute Resolution.  The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
6. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF . THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7. Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.
8. Governing Law.  This Agreement shall be governed by the internal law of the State of New York without giving effect to the conflicts of laws principles thereof.
[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first set forth above.

                                        ELKHORN PARTNERS LIMITED PARTNERSHIP:

                                        By:  /s/ Alan S. Parsow
                                          Name:  Alan S. Parsow
                                          Title:  Sole Managing Partner

                                        Address: 8405 Indian Hills Drive, Unit 2A8
                                             Omaha, Nebraska
                                             U.S.A.  68114

[Noteholder Signature page to Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first set forth above.

                                        CADIZ INC.:

                                        By:  /s/ Timothy J. Shaheen
                                          Name:  Timothy J. Shaheen
                                          Title:  Chief Financial Officer

                                        Address: 550 South Hope Street
                                             Suite 2850
                                             Los Angeles, CA  90071

[Cadiz Signature page to Option Agreement]